                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 1, 1998




                            ST. PAUL BANCORP, INC.
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            (Exact name of registrant as specified in its charter)


          Delaware                 01-15580                    36-3504665
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       (State or other      (Commission File Number)         (IRS Employer
       jurisdiction of                                     Identification No.)
       incorporation)


6700 West North Avenue, Chicago, Illinois                         60707
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (773) 622-5000
                                                     --------------


                                Not Applicable
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         (Former name or former address, if changed since last report)

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Item 5.  Other Events.



          On July 1, 1998, St. Paul Bancorp, Inc. ("St. Paul") completed its acquisition of Beverly Bancorporation, Inc., a Delaware corporation ("Beverly"), and Beverly's subsidiaries, Beverly National Bank and Beverly Trust Company, pursuant to an Agreement and Plan of Merger dated as of March 15, 1998 (the "Merger Agreement"). As of March 31, 1998, Beverly had total consolidated assets of approximately $708 million and total deposits of approximately $604 million.

          In accordance with the provisions of the Merger Agreement, the merger was effected on a stock-for-stock basis in a tax-free exchange. Each outstanding share of Beverly common stock was converted into 1.0630 shares of St. Paul common stock, or approximately 6,141,000 shares (excluding options to purchase Beverly common stock that were not exercised prior to the effective time of the merger and which were converted into options to purchase St. Paul common stock), plus cash in lieu of fractional shares. The acquisition will be accounted for under the pooling-of-interests method of accounting.

          A copy of St. Paul's press release dated July 1, 1998 announcing the completion of the merger is attached hereto as Exhibit 99.


Item 7.  Financial Statements and Exhibits.

     (a)    Not applicable.

     (b)    Not applicable.

     (c)    Exhibits



Exhibit No.    Description
-----------    -----------
99             Press Release of St. Paul Bancorp, Inc. dated
               July 1, 1998.

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

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ST. PAUL BANCORP, INC.


Date:  July 2, 1998           By: /s/  Patrick J. Agnew
                                  ---------------------
                                  Patrick J. Agnew
                                  President

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                               INDEX TO EXHIBITS

Exhibit
Number            Exhibit Description                                 Page
------            -------------------                                 ----
99                Press Release of St. Paul Bancorp, Inc. dated
                  July 1, 1998.



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